As filed with the Securities and Exchange Commission on March 6, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
OptiNose, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1020 Stony Hill Road, Suite 300 Yardley, Pennsylvania 19067	42-1771610
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
2017 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)
Peter K. Miller
Chief Executive Officer
OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(267) 364-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With Copies to:

Steven J. Abrams Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	Michael F. Marino Chief Legal Officer OptiNose, Inc. 1020 Stony Hill Road, Suite 300 Yardley, PA 19067 (267) 364-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share
- Amended and Restated 2010 Stock Incentive Plan	1,649,101	$7.72	$12,731,060	$1,543
- 2017 Employee Stock Purchase Plan	412,275	$7.72	$3,182,763	$386
Total	2,061,376		$15,913,823	$1,929

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on March 1, 2019.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional (i) 1,649,101 shares of common stock of OptiNose, Inc. (the “Registrant”) issuable pursuant to the OptiNose, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and (ii) 412,275 shares of common stock of the Registrant to be issued pursuant to the OptiNose, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”). These additional shares of common stock have become reserved for issuance as a result of the operation of the “evergreen” provision in each of the 2010 Plan and the 2017 ESPP, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula. The contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for both the 2010 Plan and the 2017 ESPP on October 20, 2017 (File Nos. 333-221047 and 333-223617), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
4.1
Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017).
5.1*	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered.
10.1
Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

10.2
Form of Non-Qualified Stock Option Agreement to be Granted Under the Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 3, 2017).

10.3
2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page).
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Yardley, Commonwealth of Pennsylvania, on the 6th day of March, 2019.
OPTINOSE, INC.

By:    /s/ PETER K. MILLER
    Peter K. Miller
    Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned officers and directors of OptiNose, Inc., hereby severally constitute and appoint Peter K. Miller and Keith A. Goldan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable OptiNose, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ PETER K. MILLER Peter K. Miller	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2019
/s/ KEITH A. GOLDAN Keith A. Goldan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 6, 2019
/s/ JOSEPH C. SCODARI Joseph C. Scodari	Chairman of the Board of Directors	March 6, 2019
/s/ SRIRAM VENKATARAMAN Sriram Venkataraman	Director	March 6, 2019
/s/ WILLIAM F. DOYLE William F. Doyle	Director	March 6, 2019
/s/ JOSHUA A. TAMAROFF Joshua A. Tamaroff	Director	March 6, 2019
/s/ WILHELMUS GROENHUYSEN Wilhelmus Groenhuysen	Director	March 6, 2019
/s/ SANDRA L. HELTON Sandra L. Helton	Director	March 6, 2019
/s/ ROBERT P. O'NEIL Robert P. O'Neil	Director	March 6, 2019